Exhibit 99.01

Valero Energy Reports Second Quarter 2021 Results

•Reported net income attributable to Valero stockholders of $162 million, or $0.39 per share.
•Reported adjusted net income attributable to Valero stockholders of $197 million, or $0.48 per share.
•Returned $401 million in cash to stockholders through dividends.
•Declared a regular quarterly cash dividend of $0.98 per share payable in the third quarter.
•Advanced the expected completion of the Diamond Green Diesel project at Port Arthur (DGD 3) to the first half of 2023 versus the prior estimate of the second half of 2023.

SAN ANTONIO, July 29, 2021 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $162 million, or $0.39 per share, for the second quarter of 2021, compared to $1.3 billion, or $3.07 per share, for the second quarter of 2020. Excluding the adjustments shown in the accompanying earnings release tables, second quarter 2021 adjusted net income attributable to Valero stockholders was $197 million, or $0.48 per share, compared to an adjusted net loss attributable to Valero stockholders of $504 million, or $1.25 per share, in the second quarter of 2020. Second quarter 2020 adjusted results exclude the benefit from an after-tax lower of cost or market, or LCM, inventory valuation adjustment of $1.8 billion.

Refining
The refining segment reported $349 million of operating income for the second quarter of 2021, compared to $1.8 billion for the second quarter of 2020. The second quarter 2021 adjusted operating income was $361 million, compared to an adjusted operating loss of $383 million in the second quarter of 2020, which excludes the LCM inventory valuation adjustment. Refinery throughput volumes averaged 2.8 million barrels per day in the second quarter of 2021, which was 514 thousand barrels per day higher than the second quarter of 2020.

“Our system’s flexibility and the team’s relentless focus on optimization in a weak, but otherwise improving, margin environment enabled us to deliver positive earnings in the second quarter,” said Joe Gorder, Valero Chairman and Chief Executive Officer. “More importantly, cash provided by operating activities more than covered our cash used in investing and financing activities for the quarter, even without the cash benefits from our receipt of the 2020 income tax refund and the proceeds from the sale of a portion of our interest in the Pasadena terminal.”

Renewable Diesel
The renewable diesel segment, which consists of the Diamond Green Diesel (DGD) joint venture, reported $248 million of operating income for the second quarter of 2021, compared to $129 million for the second quarter of 2020. Renewable diesel sales volumes averaged 923 thousand gallons per day in the second quarter of 2021, which was 128 thousand gallons per day higher than the second quarter of 2020.

“Our renewable diesel segment continues to perform exceptionally well,” said Gorder. “The segment once again set records for renewable diesel operating income and sales volumes, highlighting DGD’s ability to process a wide range of discounted feedstocks, combined with Valero’s operational and technical expertise.”

Ethanol
The ethanol segment reported $99 million of operating income for the second quarter of 2021, compared to $91 million for the second quarter of 2020. Excluding the LCM inventory valuation adjustment, the second quarter 2020 adjusted operating loss was $20 million. Ethanol production volumes averaged 4.2 million gallons per day in the second quarter of 2021, which was 1.9 million gallons per day higher than the second quarter of 2020.

Corporate and Other
General and administrative expenses were $176 million in the second quarter of 2021, compared to $169 million in the second quarter of 2020. The effective tax rate for the second quarter of 2021 was 37 percent, which is higher than the second quarter of 2020 due to the remeasurement of our deferred tax liabilities primarily as a result of an increase in the U.K. statutory tax rate that will be effective in 2023.

Investing and Financing Activities
Capital investments totaled $548 million in the second quarter of 2021, of which $252 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to our partner’s 50 percent share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $417 million.

Net cash provided by operating activities was $2.0 billion in the second quarter of 2021. Included in this amount was a $1.1 billion favorable impact from working capital and $132 million associated with our joint venture partner’s share of DGD’s net cash provided by operating activities, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash provided by operating activities was $809 million.

Valero returned $401 million to stockholders through dividends for a payout ratio of 50 percent of adjusted net cash provided by operating activities in the second quarter of 2021.

Valero continues to target a long-term total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to our joint venture partner’s ownership interest in DGD.

Liquidity and Financial Position
Valero ended the second quarter of 2021 with $14.7 billion of total debt and finance lease obligations and $3.6 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 37 percent as of June 30, 2021.

Strategic Update
Valero continues to advance economic projects that lower the carbon intensity of its products. The large-scale carbon sequestration project with BlackRock and Navigator is moving ahead with strong interest from additional parties in the binding open season. Valero is expected to be the anchor shipper with eight of Valero’s ethanol plants connected to this system, producing a lower carbon intensity ethanol product to be marketed in low-carbon fuel markets.

In addition, Valero and its joint venture partner continue to steadily expand DGD’s capacity to produce low-carbon intensity renewable diesel. The DGD plant expansion at St. Charles (DGD 2), which is expected to increase renewable diesel production capacity by 400 million gallons per year, remains on budget and is still on track to be completed and operational in the middle of the fourth quarter of 2021. The St. Charles expansion will also provide the capability to market 30 million gallons per year of renewable naphtha into low-carbon fuel markets. The new DGD plant at Port Arthur (DGD 3), which is expected to increase renewable diesel production capacity by 470 million gallons per year, is also progressing well and is now expected to commence operations in the first half of 2023, increasing DGD’s total annual production capacity to approximately 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha.

Refinery optimization projects that are expected to reduce cost and improve margin capture are progressing on schedule. The Pembroke Cogen project is on track to be completed in the third quarter of 2021 and the Port Arthur Coker project is expected to be completed in 2023.

Capital investments attributable to Valero are forecasted to be $2.0 billion in 2021, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects. Over half of Valero’s 2021 growth capital is allocated to expanding the renewable diesel business.

“As demand for low-carbon fuels expands globally, we continue to expand our long-term competitive advantage through innovation in renewables,” said Gorder. “In addition to quadrupling our renewable diesel production capacity in the next couple of years, we are evaluating and developing other renewable fuels opportunities with carbon sequestration, renewable naphtha, sustainable aviation fuel, and renewable hydrogen.”

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 500 company based in San Antonio, Texas, and owns 15 petroleum refineries with a combined throughput capacity of approximately 3.2 million barrels per day and 13 ethanol plants with a combined production capacity of approximately 1.7 billion gallons per year. The petroleum refineries are located in the United States (U.S.), Canada and the United Kingdom (U.K.), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero is also a joint venture partner in Diamond Green Diesel, which owns and operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying tables that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying tables include those relating to our greenhouse gas emissions targets, expected timing of completion and performance of projects, future market and industry conditions, future operating and financial performance and management of future risks. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors, including but not limited to the impacts of COVID-19. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

COVID-19 Disclosure
Some governmental authorities began lifting restrictions intended to prevent the spread of COVID-19 in the latter part of 2020 and this has continued throughout the first six months of 2021 as the distribution of vaccines has helped decrease rates of infection. These actions have contributed to increasing levels of individual movement and travel and a resulting increase in the demand for and market prices of our products. However, some governmental authorities continue to impose, or have recently reimposed, some level of restrictions due in part to new outbreaks, including those related to new variants of the COVID-19 virus. The ongoing distribution of vaccines may result in the continued lifting of restrictions globally and may be seen as a key factor contributing to the ongoing restoration of public confidence, and thus also to stimulating and increasing economic activity. However, the risk remains that vaccines may not be distributed widely on a timely basis, they may not be as effective against new variants of the virus, the distribution of some or all of the vaccines may be paused or withdrawn due to concerns with potential side effects, and/or the level of individuals’ willingness to receive a vaccine may not be as strong or as timely as needed. Based on these and other circumstances that cannot be predicted, the broader implications of the pandemic on our results of operations and financial position remain uncertain and may continue to be significant. We believe we have proactively responded to many of the known impacts of the pandemic on our business to the extent practicable and we strive to continue to do so, but there can be no assurance that these or other measures will be fully effective. For more information, see our annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income (loss) attributable to Valero stockholders, adjusted earnings (loss) per common share – assuming dilution, refining margin, renewable diesel margin, ethanol margin, adjusted refining operating income (loss), adjusted ethanol operating income (loss), adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (f) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Statement of income data
Revenues	$27,748	$10,397	$48,554	$32,499
Cost of sales:
Cost of materials and other (a)	25,249	9,079	44,241	29,031
Lower of cost or market (LCM) inventory valuation adjustment (b)	—	(2,248)	—	294
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	1,214	1,027	2,870	2,151
Depreciation and amortization expense	576	566	1,142	1,135
Total cost of sales	27,039	8,424	48,253	32,611
Other operating expenses	12	3	50	5
General and administrative expenses (excluding depreciation and amortization expense reflected below)	176	169	384	346
Depreciation and amortization expense	12	12	24	25
Operating income (loss)	509	1,789	(157)	(488)
Other income, net (c)	102	27	147	59
Interest and debt expense, net of capitalized interest	(150)	(142)	(299)	(267)
Income (loss) before income tax expense (benefit)	461	1,674	(309)	(696)
Income tax expense (benefit) (d)	169	339	21	(277)
Net income (loss)	292	1,335	(330)	(419)
Less: Net income attributable to noncontrolling interests	130	82	212	179
Net income (loss) attributable to Valero Energy Corporation stockholders	$162	$1,253	$(542)	$(598)

Earnings (loss) per common share	$0.39	$3.07	$(1.34)	$(1.48)
Weighted-average common shares outstanding (in millions)	407	406	407	407

Earnings (loss) per common share – assuming dilution	$0.39	$3.07	$(1.34)	$(1.48)
Weighted-average common shares outstanding – assuming dilution (in millions) (e)	407	407	407	407

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended June 30, 2021
Revenues:
Revenues from external customers	$25,968	$496	$1,284	$—	$27,748
Intersegment revenues	1	76	84	(161)	—
Total revenues	25,969	572	1,368	(161)	27,748
Cost of sales:
Cost of materials and other	24,000	281	1,130	(162)	25,249
Operating expenses (excluding depreciation and amortization expense reflected below)	1,064	31	119	—	1,214
Depreciation and amortization expense	544	12	20	—	576
Total cost of sales	25,608	324	1,269	(162)	27,039
Other operating expenses	12	—	—	—	12
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	176	176
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$349	$248	$99	$(187)	$509

Three months ended June 30, 2020
Revenues:
Revenues from external customers	$9,615	$239	$543	$—	$10,397
Intersegment revenues	2	57	38	(97)	—
Total revenues	9,617	296	581	(97)	10,397
Cost of sales:
Cost of materials and other	8,539	135	501	(96)	9,079
LCM inventory valuation adjustment (b)	(2,137)	—	(111)	—	(2,248)
Operating expenses (excluding depreciation and amortization expense reflected below)	928	20	79	—	1,027
Depreciation and amortization expense	533	12	21	—	566
Total cost of sales	7,863	167	490	(96)	8,424
Other operating expenses	3	—	—	—	3
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	169	169
Depreciation and amortization expense	—	—	—	12	12
Operating income by segment	$1,751	$129	$91	$(182)	$1,789

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Six months ended June 30, 2021
Revenues:
Revenues from external customers	$45,437	$848	$2,269	$—	$48,554
Intersegment revenues	4	155	144	(303)	—
Total revenues	45,441	1,003	2,413	(303)	48,554
Cost of sales:
Cost of materials and other (a)	42,022	468	2,054	(303)	44,241
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	2,535	60	275	—	2,870
Depreciation and amortization expense	1,077	24	41	—	1,142
Total cost of sales	45,634	552	2,370	(303)	48,253
Other operating expenses	50	—	—	—	50
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	384	384
Depreciation and amortization expense	—	—	—	24	24
Operating income (loss) by segment	$(243)	$451	$43	$(408)	$(157)

Six months ended June 30, 2020
Revenues:
Revenues from external customers	$30,600	$545	$1,354	$—	$32,499
Intersegment revenues	4	110	102	(216)	—
Total revenues	30,604	655	1,456	(216)	32,499
Cost of sales:
Cost of materials and other	27,666	265	1,314	(214)	29,031
LCM inventory valuation adjustment (b)	277	—	17	—	294
Operating expenses (excluding depreciation and amortization expense reflected below)	1,923	40	188	—	2,151
Depreciation and amortization expense	1,069	23	43	—	1,135
Total cost of sales	30,935	328	1,562	(214)	32,611
Other operating expenses	5	—	—	—	5
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	346	346
Depreciation and amortization expense	—	—	—	25	25
Operating income (loss) by segment	$(336)	$327	$(106)	$(373)	$(488)

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net income (loss) attributable to Valero Energy Corporation stockholders to adjusted net income (loss) attributable to Valero Energy Corporation stockholders
Net income (loss) attributable to Valero Energy Corporation stockholders	$162	$1,253	$(542)	$(598)
Adjustments:
Gain on sale of MVP interest (c)	(62)	—	(62)	—
Income tax expense related to gain on sale of MVP interest	14	—	14	—
Gain on sale of MVP interest, net of taxes	(48)	—	(48)	—
Diamond Pipeline asset impairment (c)	24	—	24	—
Income tax benefit related to Diamond Pipeline asset impairment	(5)	—	(5)	—
Diamond Pipeline asset impairment, net of taxes	19	—	19	—
Income tax expense related to change in statutory tax rates (d)	64	—	64	—
LCM inventory valuation adjustment (b)	—	(2,248)	—	294
Income tax expense (benefit) related to the LCM inventory valuation adjustment	—	491	—	(60)
LCM inventory valuation adjustment, net of taxes	—	(1,757)	—	234
Total adjustments	35	(1,757)	35	234
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$197	$(504)	$(507)	$(364)

Reconciliation of earnings (loss) per common share – assuming dilution to adjusted earnings (loss) per common share – assuming dilution
Earnings (loss) per common share – assuming dilution (e)	$0.39	$3.07	$(1.34)	$(1.48)
Adjustments:
Gain on sale of MVP interest (c)	(0.12)	—	(0.12)	—
Diamond Pipeline asset impairment (c)	0.05	—	0.05	—
Income tax expense related to change in statutory tax rates (d)	0.16	—	0.16	—
LCM inventory valuation adjustment (b)	—	(4.32)	—	0.58
Total adjustments	0.09	(4.32)	0.09	0.58
Adjusted earnings (loss) per common share – assuming dilution (e)	$0.48	$(1.25)	$(1.25)	$(0.90)

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating income (loss)	$349	$1,751	$(243)	$(336)
Adjustments:
LCM inventory valuation adjustment (b)	—	(2,137)	—	277
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	1,064	928	2,535	1,923
Depreciation and amortization expense	544	533	1,077	1,069
Other operating expenses	12	3	50	5
Refining margin	$1,969	$1,078	$3,419	$2,938

Refining operating income (loss)	$349	$1,751	$(243)	$(336)
Adjustments:
LCM inventory valuation adjustment (b)	—	(2,137)	—	277
Other operating expenses	12	3	50	5
Adjusted refining operating income (loss)	$361	$(383)	$(193)	$(54)

Renewable diesel segment
Renewable diesel operating income	$248	$129	$451	$327
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	31	20	60	40
Depreciation and amortization expense	12	12	24	23
Renewable diesel margin	$291	$161	$535	$390

Ethanol segment
Ethanol operating income (loss)	$99	$91	$43	$(106)
Adjustments:
LCM inventory valuation adjustment (b)	—	(111)	—	17
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	119	79	275	188
Depreciation and amortization expense	20	21	41	43
Ethanol margin	$238	$80	$359	$142

Ethanol operating income (loss)	$99	$91	$43	$(106)
Adjustment: LCM inventory valuation adjustment (b)	—	(111)	—	17
Adjusted ethanol operating income (loss)	$99	$(20)	$43	$(89)

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (g)

U.S. Gulf Coast region
Refining operating income (loss)	$159	$892	$(349)	$(50)
Adjustments:
LCM inventory valuation adjustment (b)	—	(1,109)	—	4
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	611	535	1,605	1,093
Depreciation and amortization expense	334	327	666	661
Other operating expenses	10	2	41	2
Refining margin	$1,114	$647	$1,963	$1,710

Refining operating income (loss)	$159	$892	$(349)	$(50)
Adjustments:
LCM inventory valuation adjustment (b)	—	(1,109)	—	4
Other operating expenses	10	2	41	2
Adjusted refining operating income (loss)	$169	$(215)	$(308)	$(44)

U.S. Mid-Continent region
Refining operating income	$123	$293	$113	$73
Adjustments:
LCM inventory valuation adjustment (b)	—	(283)	—	—
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	159	148	349	312
Depreciation and amortization expense	85	83	169	166
Other operating expenses	2	—	9	—
Refining margin	$369	$241	$640	$551

Refining operating income	$123	$293	$113	$73
Adjustments:
LCM inventory valuation adjustment (b)	—	(283)	—	—
Other operating expenses	2	—	9	—
Adjusted refining operating income	$125	$10	$122	$73

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (f)
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (g) (continued)

North Atlantic region
Refining operating income (loss)	$1	$597	$56	$(117)
Adjustments:
LCM inventory valuation adjustment (b)	—	(657)	—	217
Operating expenses (excluding depreciation and amortization expense reflected below)	151	112	291	253
Depreciation and amortization expense	59	52	111	105
Other operating expenses	—	1	—	3
Refining margin	$211	$105	$458	$461

Refining operating income (loss)	$1	$597	$56	$(117)
Adjustments:
LCM inventory valuation adjustment (b)	—	(657)	—	217
Other operating expenses	—	1	—	3
Adjusted refining operating income (loss)	$1	$(59)	$56	$103

U.S. West Coast region
Refining operating income (loss)	$66	$(31)	$(63)	$(242)
Adjustments:
LCM inventory valuation adjustment (b)	—	(88)	—	56
Operating expenses (excluding depreciation and amortization expense reflected below)	143	133	290	265
Depreciation and amortization expense	66	71	131	137
Refining margin	$275	$85	$358	$216

Refining operating income (loss)	$66	$(31)	$(63)	$(242)
Adjustment: LCM inventory valuation adjustment (b)	—	(88)	—	56
Adjusted refining operating income (loss)	$66	$(119)	$(63)	$(186)

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	389	378	372	369
Medium/light sour crude oil	330	385	303	363
Sweet crude oil	1,421	1,018	1,282	1,234
Residuals	249	169	221	202
Other feedstocks	126	69	114	85
Total feedstocks	2,515	2,019	2,292	2,253
Blendstocks and other	320	302	332	320
Total throughput volumes	2,835	2,321	2,624	2,573

Yields (thousand barrels per day)
Gasolines and blendstocks	1,432	1,061	1,312	1,189
Distillates	1,035	835	965	940
Other products (h)	401	434	377	456
Total yields	2,868	2,330	2,654	2,585

Operating statistics (a) (f) (i)
Refining margin (from Table Page 5)	$1,969	$1,078	$3,419	$2,938
Adjusted refining operating income (loss) (from Table Page 5)	$361	$(383)	$(193)	$(54)
Throughput volumes (thousand barrels per day)	2,835	2,321	2,624	2,573

Refining margin per barrel of throughput	$7.64	$5.10	$7.20	$6.27
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.13	4.39	5.34	4.10
Depreciation and amortization expense per barrel of throughput	2.11	2.53	2.27	2.28
Adjusted refining operating income (loss) per barrel of throughput	$1.40	$(1.82)	$(0.41)	$(0.11)

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating statistics (f) (i)
Renewable diesel margin (from Table Page 5)	$291	$161	$535	$390
Renewable diesel operating income (from Table Page 5)	$248	$129	$451	$327
Sales volumes (thousand gallons per day)	923	795	895	831

Renewable diesel margin per gallon of sales	$3.46	$2.22	$3.30	$2.58
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.36	0.29	0.37	0.27
Depreciation and amortization expense per gallon of sales	0.15	0.15	0.15	0.15
Renewable diesel operating income per gallon of sales	$2.95	$1.78	$2.78	$2.16

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating statistics (a) (f) (i)
Ethanol margin (from Table Page 5)	$238	$80	$359	$142
Adjusted ethanol operating income (loss) (from Table Page 5)	$99	$(20)	$43	$(89)
Production volumes (thousand gallons per day)	4,203	2,316	3,884	3,210

Ethanol margin per gallon of production	$0.62	$0.38	$0.51	$0.24
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.31	0.38	0.39	0.32
Depreciation and amortization expense per gallon of production	0.05	0.10	0.06	0.07
Adjusted ethanol operating income (loss) per gallon of production	$0.26	$(0.10)	$0.06	$(0.15)

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating statistics by region (g)
U.S. Gulf Coast region (a) (f) (i)
Refining margin (from Table Page 6)	$1,114	$647	$1,963	$1,710
Adjusted refining operating income (loss) (from Table Page 6)	$169	$(215)	$(308)	$(44)
Throughput volumes (thousand barrels per day)	1,731	1,385	1,623	1,527

Refining margin per barrel of throughput	$7.07	$5.13	$6.68	$6.15
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.88	4.23	5.46	3.93
Depreciation and amortization expense per barrel of throughput	2.12	2.60	2.27	2.37
Adjusted refining operating income (loss) per barrel of throughput	$1.07	$(1.70)	$(1.05)	$(0.15)

U.S. Mid-Continent region (a) (f) (i)
Refining margin (from Table Page 6)	$369	$241	$640	$551
Adjusted refining operating income (from Table Page 6)	$125	$10	$122	$73
Throughput volumes (thousand barrels per day)	476	364	431	398

Refining margin per barrel of throughput	$8.52	$7.28	$8.21	$7.61
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	3.67	4.47	4.48	4.32
Depreciation and amortization expense per barrel of throughput	1.98	2.51	2.17	2.29
Adjusted refining operating income per barrel of throughput	$2.87	$0.30	$1.56	$1.00

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating statistics by region (g) (continued)
North Atlantic region (f) (i)
Refining margin (from Table Page 7)	$211	$105	$458	$461
Adjusted refining operating income (loss) (from Table Page 7)	$1	$(59)	$56	$103
Throughput volumes (thousand barrels per day)	356	340	338	414

Refining margin per barrel of throughput	$6.52	$3.40	$7.48	$6.12
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.66	3.64	4.76	3.36
Depreciation and amortization expense per barrel of throughput	1.85	1.67	1.81	1.39
Adjusted refining operating income (loss) per barrel of throughput	$0.01	$(1.91)	$0.91	$1.37

U.S. West Coast region (f) (i)
Refining margin (from Table Page 7)	$275	$85	$358	$216
Adjusted refining operating income (loss) (from Table Page 7)	$66	$(119)	$(63)	$(186)
Throughput volumes (thousand barrels per day)	272	232	232	234

Refining margin per barrel of throughput	$11.12	$3.98	$8.54	$5.06
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.79	6.26	6.92	6.21
Depreciation and amortization expense per barrel of throughput	2.63	3.37	3.11	3.22
Adjusted refining operating income (loss) per barrel of throughput	$2.70	$(5.65)	$(1.49)	$(4.37)

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$69.00	$33.22	$65.05	$42.06
Brent less West Texas Intermediate (WTI) crude oil	2.91	5.42	3.09	5.17
Brent less Alaska North Slope (ANS) crude oil	0.56	2.85	0.45	1.18
Brent less Louisiana Light Sweet (LLS) crude oil	1.05	2.95	1.08	2.85
Brent less Argus Sour Crude Index (ASCI) crude oil	3.34	4.14	3.17	4.58
Brent less Maya crude oil	6.13	9.05	5.42	9.40
LLS crude oil	67.95	30.27	63.97	39.21
LLS less ASCI crude oil	2.29	1.19	2.09	1.73
LLS less Maya crude oil	5.08	6.10	4.34	6.55
WTI crude oil	66.09	27.80	61.96	36.89

Natural gas (dollars per million British Thermal Units)	2.93	1.65	11.30	1.74

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	14.43	0.51	12.28	1.44
Ultra-low-sulfur (ULS) diesel less Brent	12.99	4.89	11.59	8.08
Propylene less Brent	(20.41)	(12.71)	(0.96)	(16.88)
CBOB gasoline less LLS	15.48	3.46	13.36	4.29
ULS diesel less LLS	14.04	7.84	12.67	10.93
Propylene less LLS	(19.36)	(9.76)	0.12	(14.03)
U.S. Mid-Continent:
CBOB gasoline less WTI	19.93	6.19	17.38	6.94
ULS diesel less WTI	18.42	11.38	17.82	14.35
North Atlantic:
CBOB gasoline less Brent	17.37	3.03	14.47	3.66
ULS diesel less Brent	15.07	6.94	13.48	10.62
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	27.18	9.43	20.87	8.63
California Air Resources Board (CARB) diesel less ANS	15.28	10.36	14.71	13.79
CARBOB 87 gasoline less WTI	29.53	12.00	23.51	12.62
CARB diesel less WTI	17.63	12.93	17.35	17.78

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$2.00	$0.97	$1.87	$1.26
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	1.71	0.54	1.44	0.50
California Low-Carbon Fuel Standard (dollars per metric ton)	184.82	201.01	190.06	203.52
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.63	0.27	0.56	0.29

Ethanol
CBOT corn (dollars per bushel)	6.58	3.23	5.98	3.49
New York Harbor ethanol (dollars per gallon)	2.38	1.17	2.08	1.25

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	June 30, 2021	December 31, 2020
Balance sheet data
Current assets	$19,372	$15,844
Cash and cash equivalents included in current assets	3,572	3,313
Inventories included in current assets	6,103	6,038
Current liabilities	14,214	9,283
Current portion of debt and finance lease obligations included in current liabilities	1,044	723
Debt and finance lease obligations, less current portion	13,636	13,954
Total debt and finance lease obligations	14,680	14,677
Valero Energy Corporation stockholders’ equity	17,651	18,801

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of net cash used in operating activities to adjusted net cash provided by operating activities (f)
Net cash provided by operating activities	$2,008	$736	$1,956	$687
Exclude:
Changes in current assets and current liabilities	1,067	629	1,251	(478)
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	132	69	240	173
Adjusted net cash provided by operating activities	$809	$38	$465	$992

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Dividends per common share	$0.98	$0.98	$1.96	$1.96

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of total capital investments to capital investments attributable to Valero (f)
Capital expenditures (excluding variable interest entities (VIEs))	$101	$256	$261	$555
Capital expenditures of VIEs:
DGD	245	103	398	177
Other VIEs	9	81	35	143
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	196	128	426	437
Deferred turnaround and catalyst cost expenditures of DGD	—	6	1	10
Investments in unconsolidated joint ventures	(3)	10	9	29
Total capital investments	548	584	1,130	1,351
Adjustments:
DGD’s capital investments attributable to our joint venture partner	(122)	(55)	(199)	(94)
Capital expenditures of other VIEs	(9)	(81)	(35)	(143)
Capital investments attributable to Valero	$417	$448	$896	$1,114

See Notes to Earnings Release Tables beginning on Table Page 17.

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)In mid-February 2021, many of our refineries and plants were impacted to varying extents by the severe cold, utility disruptions, and higher energy costs arising out of Winter Storm Uri. The higher energy costs resulted from an increase in the prices of natural gas and electricity that significantly exceeded rates that we consider normal, such as the average rates we incurred the month preceding the storm. As a result, our operating loss for the six months ended June 30, 2021 includes estimated excess energy costs of $579 million ($1.15 per share).

The above-mentioned pre-tax estimated excess energy charge is reflected in our statement of income line items and attributable to our reportable segments as follows (in millions):

	Refining	Renewable Diesel	Ethanol	Total
Cost of materials and other	$47	$—	$—	$47
Operating expenses (excluding depreciation and amortization expense)	478	—	54	532
Total estimated excess energy costs	$525	$—	$54	$579

The estimated excess energy costs attributable to our refining segment are associated with the refining segment regions as follows (in millions, except per barrel amounts):

	U.S. Gulf Coast	U.S. Mid- Continent	Other Regions Combined	Refining Segment
Cost of materials and other	$45	$2	$—	$47
Operating expenses (excluding depreciation and amortization expense)	437	38	3	478
Total estimated excess energy costs	$482	$40	$3	$525

Effect of estimated excess energy costs on operating statistics (i)
Refining margin per barrel of throughput (f)	$0.15	$0.03	n/a	$0.10
Operating expenses (excluding depreciation and amortization expense) per barrel of throughput	1.49	0.49	n/a	1.01
Adjusted refining operating income (loss) per barrel of throughput (f)	$1.64	$0.52	n/a	$1.11

The estimated excess energy costs attributable to our ethanol segment affected that segment’s operating statistics of operating expenses (excluding depreciation and amortization expenses) per gallon of production and adjusted operating loss per gallon of production by $0.08 (see note (f) below).

(b)The market value of our inventories accounted for under the last-in, first-out (LIFO) method fell below their historical cost on an aggregate basis as of March 31, 2020. As a result, we recorded an LCM inventory valuation adjustment of $2.5 billion in March 2020. The market value of our LIFO inventories improved as of June 30, 2020 due to an increase in market prices, which resulted in a reversal of $2.2 billion of the $2.5 billion LCM adjustment recorded in the three months ended March 31, 2020. Consequently, our results of operations for the six months ended June 30, 2020 reflect a net LCM inventory valuation adjustment of $294 million.

Of the $2.2 billion benefit recognized in the three months ended June 30, 2020, $2.1 billion and $111 million is attributable to our refining and ethanol segments, respectively. Of the $294 million adjustment recognized in the six months ended June 30, 2020, $277 million and $17 million is attributable to our refining and ethanol segments, respectively.

Table Page 17

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(c)On April 19, 2021, we sold a 24.99 percent membership interest in MVP Terminalling, LLC (MVP), an unconsolidated joint venture with a subsidiary of Magellan Midstream Partners, L.P., for $270 million. “Other income, net” for the three and six months ended June 30, 2021 includes a gain on the sale of $62 million.

“Other income, net” for the three and six months ended June 30, 2021 also includes a $24 million charge representing our portion of the asset impairment loss recognized by Diamond Pipeline LLC, an unconsolidated joint venture with a subsidiary of Plains All American Pipeline, L.P., resulting from the joint venture’s cancellation of its pipeline extension project.

(d)During the three months ended June 30, 2021, a change in certain statutory tax rates (primarily an increase in the U.K. rate from 19 percent to 25 percent effective in 2023) resulted in the remeasurement of our deferred tax liabilities. Under U.S. generally accepted accounting principles (GAAP), we are required to recognize the effect of a change in tax law in the period of enactment. As a result, we recognized income tax expense of $64 million during the three and six months ended June 30, 2021, which represents the net increase in our deferred tax liabilities resulting from the change in the tax rates.

(e)Common equivalent shares have been excluded from the computation of loss per common share – assuming dilution and adjusted loss per common share – assuming dilution for the six months ended June 30, 2021 and 2020, as the effect of including such shares is antidilutive.

Common equivalent shares have also been excluded from the computation of adjusted loss per common share – assuming dilution for the three months ended June 30, 2020, as the effect of including such shares is antidilutive. Weighted-average shares outstanding – assuming dilution used to calculate adjusted loss per common share – assuming dilution is 406 million shares.
(f)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income (loss) attributable to Valero Energy Corporation stockholders is defined as net income (loss) attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. The income tax effect for the adjustments was calculated using a combined federal and state statutory rate for the U.S.-based adjustments of 22 percent and a local statutory income tax rate for foreign-based adjustments. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–Gain on sale of MVP interest – The gain on the sale of a 24.99 percent membership interest in MVP (see note (c)) is not indicative of our ongoing operations.

–Diamond Pipeline asset impairment – The asset impairment loss related to the cancellation of a capital project associated with Diamond Pipeline LLC (see note (c)) is not indicative of our ongoing operations.

–Income tax expense related to change in statutory tax rates – The income tax expense related to a change in certain statutory tax rates (see note (d)) is not indicative of income tax expense associated with the pre-tax results for the three and six months ended June 30, 2021.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
–LCM inventory valuation adjustment – The LCM inventory valuation adjustment, which is described in note (b), is the result of the market value of our inventories as of June 30, 2020 falling below their historical cost, with the decline in market value resulting from the decline in crude oil and product market prices associated with the negative economic impacts from the COVID-19 pandemic. The adjustment obscures our financial performance because it does not result from decisions made by us; therefore, we have excluded the adjustment from adjusted net income (loss) attributable to Valero Energy Corporation stockholders.

◦Adjusted earnings (loss) per common share – assuming dilution is defined as adjusted net income (loss) attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution (see note (e)).

◦Refining margin is defined as refining segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Renewable diesel margin is defined as renewable diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as ethanol segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted refining operating income (loss) is defined as refining segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)) and other operating expenses. We believe adjusted refining operating income (loss) is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted ethanol operating income (loss) is defined as ethanol segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)). We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes an item that is not indicative of that segment’s core operating performance.

◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD – We are a 50/50 joint venture partner in DGD and we consolidate DGD’s financial statements. Our renewable diesel segment includes the operations of DGD and the associated activities to market renewable diesel. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to our joint venture partner’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
DGD operating cash flow data
Net cash provided by operating activities	$256	$516	$463	$683
Exclude: changes in current assets and current liabilities	(8)	378	(17)	338
Adjusted net cash provided by operating activities	264	138	480	345
Our partner’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	$132	$69	$240	$173

◦Capital investments attributable to Valero is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in unconsolidated joint ventures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to our joint venture partner and all of the capital expenditures of other VIEs.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each partner, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of our other consolidated VIEs because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(g)The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(h)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(i)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the refining segment, renewable diesel segment, and ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
Table Page 20